UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 04, 2026
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As a result of ongoing and expected share repurchase activity of Greenlight Capital Re, Ltd. (the “Company”), shareholder ownership percentages are increasing, including that of Chairman David Einhorn. The Company has determined that it is not in the Company’s interest for Mr. Einhorn’s ownership percentage to increase further due to the likelihood of adverse tax consequences. Accordingly, the Company has entered into an agreement with an affiliate of Mr. Einhorn to repurchase Ordinary Shares (as defined below) so that his ownership percentage remains approximately constant.

On August 4, 2026, the Company entered into an Ordinary Share Repurchase Agreement (the “Agreement”) with the David M. Einhorn 2021-07 Family Trust (the “Seller”), an affiliate of Mr. Einhorn.

Pursuant to the Agreement, subject to certain terms and conditions, including customary representations, warranties and covenants, set forth therein:

•the Company shall repurchase from the Seller, and the Seller shall sell to the Company, that number of ordinary shares, par value $0.10 per share, of the Company (the “Ordinary Shares”), equal to 33% of the aggregate number of Ordinary Shares repurchased by the Company in the open market, through privately negotiated transactions and/or pursuant to a Rule 10b5-1 trading plan, in each case, in accordance with the Company’s previously disclosed share repurchase plan approved by the Company’s board of directors on April 28, 2026, as described in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Share Repurchase Authorization”), during the period beginning on August 7, 2026 and ending on October 26, 2026 (the “Period”), rounded down to the nearest whole Ordinary Share; and

•the purchase price per Ordinary Share payable by the Company to the Seller shall equal the weighted average price per Ordinary Share, excluding any commissions, paid by the Company in connection with any repurchases made during the Period pursuant to and in accordance with the Share Repurchase Authorization.

The transactions contemplated by the Agreement are expected to be consummated on or about October 30, 2026.

The Agreement may be terminated: (a) by written agreement of all parties; (b) by either the Company or the Seller if the closing has not occurred on or prior to October 30, 2026, provided that such failure to close is not caused by a breach by the terminating party; or (c) by either the Company or the Seller if the Company has not repurchased any Ordinary Shares pursuant to the Share Repurchase Authorization by October 26, 2026.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition

On August 4, 2026, Greenlight Capital Re, Ltd. (the "Registrant" or "Company") issued a press release announcing its financial results for the second quarter and six months ended June 30, 2026. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. In addition, a copy of the Company's investor presentation is furnished as Exhibit 99.2.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibits 99.1 and 99.2) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit
10.1	Ordinary Share Repurchase Agreement, dated as of August 4, 2026, by and between Greenlight Capital Re, Ltd. and the David M. Einhorn 2021-07 Family Trust
99.1	Earnings press release, "GREENLIGHT RE ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2026", dated August 4, 2026, issued by the Registrant.
99.2	Investor Presentation - Second Quarter 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Steven Archambault
Name:	Steven Archambault
Title:	Chief Accounting Officer
Date:	August 4, 2026